SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: February 19, 2008
Date of earliest event reported: February 18, 2008
MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15395 (Commission File Number)	52-2187059 (IRS Employer Identification Number)

11 West 42nd Street
New York, NY (Address of principal executive offices)		10036 (Zip Code)
(212) 827-8000
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On February 18, 2008, Martha Stewart Living Omnimedia, Inc. (the “Company”) and a subsidiary thereof (the “Subsidiary”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) related to the acquisition of the businesses (collectively, the “Emeril Business”) owned and operated by Emeril Lagasse and certain affiliated parties (together, “Emeril”), except for Emeril’s restaurant-related business and Emeril’s foundation. The description of the Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Under the terms of the Purchase Agreement, the Company will pay Emeril an initial purchase price of $50 million and assume certain liabilities related to the Emeril Business. Of that initial payment, $45 million will be paid in cash (of which $4.5 million will be held in escrow through September 30, 2009) and $5 million will be paid in shares of the Company’s Class A Common Stock (“Common Stock”), the number of shares of such Common Stock to be determined based upon the average closing price of the Common Stock over a period of 10 trading days preceding the closing of the acquisition. The Purchase Agreement also provides for a possible additional payment by the Company (the “Earnout Payment”) of up to $20 million, payable in April 2013. In the event that the average earnings before interest, taxes, depreciation, amortization and non-cash equity compensation (as more specifically defined in the Purchase Agreement, “EBITDA”) of the Emeril Business during the two-year period ending December 31, 2012 is equal to or greater than $10.25 million, the Earnout Payment shall equal $9 million plus $4 for every $1 dollar by which average EBITDA exceeds $10.25 million (but the Earnout Payment shall not exceed $20 million). In the event an Earnout Payment is owed, the Company at its option may elect to pay up to 40% of such Earnout Payment in the form of shares of Common Stock , the number of shares of such Common Stock to be determined based upon the average closing price of the Common Stock over a period of 10 trading days preceding the payment of the Earnout Payment.
The Company’s obligation to close the Purchase Agreement is subject to the satisfaction of a number of conditions (which may be waived by the Company), including the receipt of the consent of certain third parties to assignment of certain contracts, the execution and delivery of various agreements between Emeril and certain third parties and Emeril’s execution and delivery of certain agreements between the Company (and/or the Subsidiary) and Emeril related to the acquisition, including a Publicity Rights Agreement, a Trademark License Agreement and an Employment Agreement with Mr. Lagasse (collectively, the “Ancillary Agreements”). Emeril’s obligation to close the Purchase Agreement is subject to the satisfaction of a number of conditions (which may be waived by Emeril), including the execution and delivery by the Company and/or the Subsidiary of the Ancillary Agreements.
The Purchase Agreement also contains a number of customary representations, warranties and covenants by the respective parties.

Item 7.01.	Regulation FD Disclosure
On February 19, 2008, the Company issued a press release announcing the Acquisition. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information under 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on

Form 8-K is not intended to, and does not, constitute a determination or admission by the Company that the information under Item 7.01 in this Current Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits
99.1	Asset Purchase Agreement dated as of February 18, 2008 among Emeril’s Food of Love Productions, L.L.C., Emerils.com, LLC and Emeril J. Lagasse, III, as the Sellers, and Martha Stewart Living Omnimedia, Inc. and MSLO Shared IP Sub LLC, as the Buyers.

99.2	Press release dated February 19, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: February 19, 2008	By:	/s/ Howard Hochhauser
Howard Hochhauser
Chief Financial Officer